Biostar Pharmaceuticals, Inc. (OTCBB:BSPM) - based in Xianyang, China, develops, manufactures and markets traditional Chinese medicines, generic pharmaceuticals and medical nutrients for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. Biostar also manufactures two broad-based OTC products, two prescription-based pharmaceuticals and ten nutrient products through its GMP-certified manufacturing facility and sells its products through an extensive nationwide distribution network. The Company has adopted international standards and currently has one patent and is in the process of applying for two additional patents.

SECTOR: Healthcare

INDUSTRY: Drug Manufacturer

Biostar Pharmaceuticals, Inc.
No. 588 Shiji Xi Road,
Xianyang, Shaanxi Province,
P.R. China
Tel: +86-29-33686638
www.biostarpharmaceuticals.com

Company Contact:
Elaine Zhao
Chief Financial Officer
US Mobile: +1-626-456-2789
elaine@biostarpharmaceuticals.com

Investor Relations:
John Mattio
HC International, Inc.
Tel: +1-914-669-5340
john.mattio@hcinternational.net

SELECT FINANCIALS

OTCBB : BSPM

Fiscal Year End	Dec. 31st
Price (02/18/10)	$3.99
Market Cap:	$105 million
Shares Out-standing	26.3 million
Fully Diluted Shares	28.9 million
Cash (09/30/09)	$2.4 million
Revenue 2008	$33.9 million
Net Income 2008	$6.7 million
2008 EPS	$0.29
Management Ownership	34.2%
Legal:	Richardson & Patel LLP
Auditor:	Mazars Hong Kong

Investment Highlights

- Regional market leader with 15 products currently being sold, 3 products ready to launch and a pipeline of 9 new products in SFDA review
- Sole supplier of the only SFDA-approved OTC anti-hepatitis drug which provides easy access to cheaper and effective medicine through retail channels with substantial upside market potential
- Established national distribution network supported by a sales team of 286 professionals which are highly focused on different market sub-segments
- Cost-saving R&D model combines internal and external resources with proven track record of effectiveness
- Sound growth strategy capitalizes on key market opportunities
- Management has considerable equity ownership and consists of industry veterans that are dedicated to lead the Company to continued growth
- 2008 revenue and net income increased 113% to 33.9 million and 69% to $6.7 million, respectively
- Q3 2009 revenue increased 106.3% to $15.6 million, net income increased 459.2% to $3.1 million with EPS of $0.13, Q3 gross margins were 77%.

Pharmaceutical and OTC Market Opportunity





- China is to become the world's 5th largest pharmaceutical market by 2010
  - Projected CAGR: 16%-19% for 2005-2010
  - Grew 25.7% to $125.6 billion in 2008
- Highly fragmented market
  - Over 3,600 pharmaceutical companies in China
  - Top Ten companies = 15% of total industry sales
- Significant imbalance in consumption of pharmaceutical products between urban area and rural area
  - 850 million rural population account for 12-14% of the total consumptions of pharmaceutical products
  - $ 2.8 billion to set up a New Rural Cooperative Medical Care System in the next 5 years

(US$ M)	FY 2007	FY 2008	vs. FY 2007	Q3 2008	Q3 2009	vs. Prior Period
Revenue	$15.9	$33.9	▲113.5%	$7.5	$15.6	▲106.3%
Gross Profit	$10.7	$19.9	▲86.0%	$3.8	$12.0	▲216.3%
Net Income	$4.0	$6.7	▲ 68.8%	$0.6	$3.1	▲459.2%

Chronic Hepatitis B in China

- A disease caused by the hepatitis B virus (HBV) which infects and inflames the liver, causing life long complications and side effects
- Approximately 130 million or 10% of the Chinese population has Hepatitis B* - over 1M new cases each year
- Its estimated $11.9 billion is spent annually in China
- Although none of the available drugs can cure the infection, some medicines can stop the virus from replicating, and minimize liver damage such as cirrhosis and liver cancer
- Chinese medicines are proven to be safe and efficacious for treating hepatitis B infection, while causing fewer side effects than Western medicines

BSPM's HBV Drug

- Xin AoXing Capsule (oral delivery) – The only non-prescription OTC drug approved by SFDA in China that treats hepatitis — Affordable with average patient cost per day of $1.50 (retail)
- No more OTC Hep-B drug will be approved by the government—No competitors are coming in OTC market
- Chronic illness creates customer for life and recurring revenues
- Strong brand name and customer loyalty drives growth and profitability
- Extensive OTC drug distribution channels through wholesalers to drugstores and direct sales to individuals – provides easy access to cheaper medication
- Professional marketing team focusing on gaining market share in rural areas and penetrating new geographic regions

Current Product Portfolio

- Five state-approved drugs on the market
  - Xin Aoxing Oleanolic Acid Capsule
  - Paracetamol & Amantadine Hydrochloride Capsule (Gan Wang)
  - Danshen Granule
  - Pediatrics Medicine
  - Tainqi Dysmenorrhea
- Ten nutritional supplements complements the drug portfolio







2008 Revenue Breakdown


Gan Wang Compound Paracetamol Capsule, 10.8%
Tianqi Dysmenorrhea Capsule, 11.3%
Danshen Granule, 9.9%
Healthecare Supplements, 0.3%
Taohusan Pediatric Medicine, 12.7%
Xin Aoxing Oleanolic Acid Capsule, 55.0%

New Product Launch

Yi Zi Capsules

- First product to prevent deformation during pregnancy and helps infertility
- Direct sales through rural distribution network

Tang Ning Capsules

- Type II diabetes, completed with diets will increase cure rates to over 70% with 2 weeks
- Lowest price on the market while maintaining 54.4% gross margin

Sheng Jing Capsules

- Replenish Yin insufficiency of the kidney with low price point and high efficacy
- The kidney is the innate foundation of all organs with respect to the Yin-Yang principles

Collectively, management estimates these products will generate revenues of $4 million and $7.7 million for 2009 and 2010, respectively.

Research & Development

- Most R&D activities completed in the Company's in-house research department
- R&D focuses on improving current products and launching new and innovative products with substantial market potential for continuous long-term earnings.
- Strategically partner with prestigious Chinese Academic Institutions including Xianyang Material Medical Institute, Shaanxi University of Science and Technology and College of Life Sciences of Northwest University.
- Efficient and cost-effective joint R&D model provides the Company sole ownership of research results and economic benefits.

Growth Strategies

- Grow sales of Hepatitis B Aoxing products by expanding CHIH website to promote brand recognition and customer loyalty while driving incremental growth
- Equip rural clinics and small to mid size hospitals with HEP-B diagnostic equipment
- Acquire pharmaceutical enterprises to complement product portfolio and expand production capacity
- Expand the New Rural Cooperative Medical Supply Network
- Build a Modern Chinese Herb Growing Base to secure raw material supply and diversify revenues through a phased investment approach
- Increase the R&D investment to develop new products – successfully launched 3 new products during 2009
- Initiate Strategy to explore opportunities to export products to Hong Kong, Thailand, and Vietnam markets
- Reinforce operating and financial control systems, and enhance the corporate culture and management level to strengthen team

MANAGEMENT TEAM

Mr. Ronghua Wang, Chairman & CEO - Mr. Wang has been president of Aoxing Pharmaceutical since its establishment in May 1997 and serves as the Company's Chairman and CEO. He has been engaging in pharmaceutical production, sale and management for 15 years and is recognized as a modern entrepreneur with professional management and marketing expertise. Mr. Wang graduated from Northwest University in China with a degree in economics.
Ms. Elaine Zhao, CFO - Ms. Zhao joined BSPM in July 2007. She graduated from Indiana University's Kelley School of Business, received a master's degree in Finance and is a certified public accountant. Previous experience with public listed companies includes Asia Biochem (ABC.V)
Ms. Amei Zhang, COO- Ms. Zhang joined Shaanxi Aoxing Pharmaceutical in August 1999. In April 2000, she was appointed as investment manager of the Company. In January 2004, she was appointed as sales manager and in 2007, she was appointed as director of sales to oversee sales of the Company. Ms. Zhang graduated from China Northwestern University in the major of law.
Zibing Pan, Independent Director - Mr. Pan is a Certified Public Accountant in Oklahoma and member of American Institute of Certified Public Accountant (AICPA) and Oklahoma Society of Certified Public Accountants (OSCPA). Mr. Pan is currently CFO of China Education Alliance, Inc., to which he was appointed in August 2009. Prior to that position, Mr. Pan was an audit manager with Eide Bailly CPAs & Business Advisors ("Eide Bailly") at its Oklahoma City office. Mr. Pan had been working at Eide Bailly since September 2005. From September 1998 to September 2005, Mr. Pan was a statistical analyst and economist with the State of Oklahoma. Mr. Pan graduated with a Master of Business Administration from the University of Central Oklahoma in 1999. He obtained his Bachelor of Arts from Anhui University, China in 1988.